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                                                                    EXHIBIT 10.2


                               ADVISORY AGREEMENT



    THIS AGREEMENT IS MADE ON                                         1998



    PARTIES

    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED, ACN 069 875 476 in its capacity as trustee of the Trust of C/- Phillips Fox, 255 Elizabeth Street, Sydney, New South Wales ("THE COMPANY")

    OMEGA (AUSTRALIA) PTY LIMITED ACN 082 747 331 of C/- Phillips Fox, 255 Elizabeth Street, Sydney, New South Wales ("THE ADVISOR")



    RECITALS

    A. The Company, as trustee of the Trust, is in the business in Australia of, inter alia, acquiring real estate for the provision of health care services, which real estate is to be leased to and operated by Health Care Operators.

    B. The Advisor, its Related Entities and its employees have experience in the administration of real estate assets used to provide health care services and the origination, structuring and evaluation of real estate and mortgage investments and leasing activities related to the health care industry.

    C. The Advisor has agreed to provide certain management, administration and advisory services to the Company on the terms and conditions set out in this Agreement.

    AGREEMENT

1.       DUTIES OF THE ADVISOR

0.1 The Advisor will provide such services and activities relating to the assets, operations and business plans of the Company as may be appropriate, including:

(a) assisting in the preparation of annual budgets and business plans for approval by the Board ("the Business Plans");

(b) using its best efforts to present to the Company a continuing investment program consistent with the investment policies and objectives of the Company as set out in the Business Plans;

(c) using its best efforts to present to the Company investment opportunities consistent with the Business Plans and such investment program as the Board may adopt from time to time;



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(d)      furnishing or obtaining and supervising the performance of the administration of the day-to-day operations of the Company, including the investment of reserve funds and surplus cash in short-term money market investments;

(e) serving as one of the Company's investment and financial advisors and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

(f) assisting the Company in investigating, selecting and negotiating with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others;

(g) consulting with the Board and providing the Board with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plans;

(h) advising the Board with respect to such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting, and settling any claims of the Company, including enforcing leases, guarantees, mortgages and other encumbrances securing investments;

(i) assisting the Company in obtaining such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Company, so long as the compensation for such services is to be agreed to by the Company and the service provider;

(j)      advising the Company in connection with capital market activities;

(k) quarterly, and at any time requested by the Board making reports to the Board regarding the Company's performance to date in relation to the Company's current approved Business Plan and its various components, as well as the Advisor's performance of its services under this Agreement;

(l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Company;

(m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and assisting in maintaining effective communications with shareholders of the Company; and

(n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings, computing and accounting equipment and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

0.2 In performing its services under this Agreement, the Advisor acknowledges that:



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(a)      it is doing so pursuant to a delegation of day to day management by the Board, which delegation remains under the supervision and control of the Board; and

(b) the Board and not the Advisor maintains ultimate authority for the conduct of the business of the Company.

0.3 The Company acknowledges that the Advisor will perform its services under this Agreement through facilities, personnel and support services located at its Australian, United States and United Kingdom offices through personnel selected by the Advisor.

0.4 In performing its services under this Agreement, the Advisor may utilise facilities, personnel and support services of various of its affiliates, whether located within or outside Australia. The Advisor shall reimburse such affiliates for their services and facilities out of the compensation provided for in Section 10. Notwithstanding the above, the Company may request, and will pay for the direct costs of, additional services (as described in Section 12 of this Agreement). The Advisor will engage in other activities related to real estate and not related to the Company or its assets, as contemplated in Section 15.

1.    NO PARTNERSHIP OR JOINT VENTURE

         The Company and the Advisor are not partners or joint venturers with each other. Nothing in this Agreement will be construed so as to make them such partners or joint venturers or impose any liability as such on either of them. Nothing contained in this Agreement authorises either party to act as agent or representative of the other party or to authorise either party to create any obligation on behalf of the other party.



2.    RECORDS

         The Advisor must, at all times keep proper books of account and records of the Company's affairs which shall be accessible for inspection by the Company at the Advisor's principal office in Australia or at the offices of its Related Entities in the United States and at any time during business hours on giving reasonable notice.

3.    BANK ACCOUNTS

         The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve. No funds in any such account shall be commingled with funds of the Advisor or another party; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Board and to the auditors of the Company.



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4.    BOND

4.1 The Advisor will maintain a fidelity bond with a responsible surety company or a reputable bank in such amount as may be required by the Board from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Company and any investment documents or records relating to investments of the Company.

4.2 The bond is for the benefit of the Company in respect of losses arising from acts of directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise.

4.3 The premium for the bond is to be at the expense of the Company. If any director of the Company is an Affiliate of the Advisor, the approval of a majority of the Board who are not so affiliated is required for the Company to require such a bond for the Advisor.

5.    INFORMATION FURNISHED TO ADVISOR

         The Board has the right to change a Business Plan at any time. The Board must promptly furnish a copy of any changes to any Business Plan to the Advisor. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified chartered accountants, and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

6.    CONSULTATION AND ADVICE

6.1 In addition to the services described above, the Advisor shall consult with the Board and at the request of the Board will furnish advice and recommendations with respect to any aspect of the business and affairs of the Company, including any factors that in the Advisor's best judgment should influence the policies of the Company.

6.2 The Advisor and the Company will confer as required concerning the Advisor's staffing and personnel assigned to perform the services of the Advisor hereunder, with the goal that the Advisor will employ highly qualified professional staff, in whom both the Advisor and the Company repose confidence and trust.

7.    ANNUAL BUSINESS PLAN AND BUDGET

7.1 The Advisor will assist the Company in the preparation of a Business Plan for each financial year of the Company for submission to the Board. Such Business Plan must include: a twelve-month projection of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, leasing, lending, enforcement and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Company.



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7.2      To the extent possible, the Business Plan shall set out the Advisor's recommendations and the basis therefor with respect to all material investments of the Company. Upon approval by the Board, the Advisor shall advise and assist in the conduct of the business of the Company in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan.

7.3 Within forty five (45) days of the end of each calendar quarter, the Advisor must provide the Board of Directors of the Company with a report comparing the Company's actual performance for such quarter against the Business Plan.

8.    DEFINITIONS

8.1      The following terms will have the meanings set out below:

(a) "Adjusted Consolidated Net Income" means for any fiscal period the consolidated net income for the Company and its consolidated subsidiaries, (i) increased by (x) the amount of income allowable to such fiscal period from zero-coupon investments or similar deferred payment investments and (y) the amount of any increase in appraisal write-up valuation of assets of the Company and its consolidated subsidiaries as reported in annual valuations for such fiscal period and decreased by the amount of any reduction in appraisal of assets of the Company and its consolidated subsidiaries as reported in annual valuations for such fiscal period.

(b) "Aggregate Book Value of Invested Assets" means the Book Value of Invested Assets for all of the following as a group:

(i)      the Company;

(ii)     each Person that is a Related Entity of the Company; and

(iii)    Securitisation Entity.

(c) "Board" means the board of directors of the Company as constituted from time to time.

(d) "Book Value" of an asset or assets means the value of such asset or assets as recorded on the books of any Person:

(i)      before any appraisal write-up in accordance with Australian GAAP;

(ii) before provision for amortisation, depreciation, depletion or valuation reserves; and

(iii)    deducting any indebtedness or other liability in respect thereof.

(e) "Book Value of Invested Assets" means the Book Value of the total assets of any nature or description owned, leased, managed or operated by any Person (without deduction of any liabilities), but excluding:



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(i)      goodwill and other intangible assets;

(ii)     cash; and

(iii) cash equivalent investments with terms which mature in one year or less, and increased by the amount of any increase in appraisal write-up of assets of the Company and its consolidated subsidiaries as reported in annual valuations for such fiscal period and decreased by the amount of any reduction in appraisal of assets of the Company and its consolidated subsidiaries as reported in annual valuations for such fiscal period.

(f) "Business Plan" means the Company's investment policies and objectives and the capital and operating budget based thereon for the relevant fiscal year of the Company as approved by the Board, as modified or amended.

(g)      "Change of Control" means, as to the Advisor:

(i) the election to the board of directors of the Advisor in a contested election of directors of individuals comprising a majority of directors who, immediately prior to the contested election, were not members of the board of directors of the Advisor; or

(ii) a change in the duties of the chairman and/or the chief executive officer of the Advisor, which change prejudices the active involvement of such officer or officers of the Advisor in the performance of the Advisor's services under this Agreement.

(h) "Earnings per Share" means the Adjusted Consolidated Net Income of the Company for any fiscal period, divided by the weighted average number of ordinary shares outstanding for such fiscal period.

(i) "Health Care Operator" means an operator or manager of healthcare facilities, (including aged care, nursing and/or residential care for the aged, mentally infirm, chronically ill, intellectually or physically disabled, hospitals and medical surgeries)

(j) "Invested Assets" shall mean the assets of any Person which are managed by the Advisor.

(k) "Leases" means all leases and subleases from the Company and its Related Entities to third party lessees and sublessees.

(l) "Mortgage Loans" means mortgages, debentures, bonds, and other evidence of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralised by mortgages, including first, wraparound, construction and development and second or subordinated mortgages.

(m) "Person" means individuals, corporations, partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.



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(n)      "Real Property" means land, interests in land, leasehold interests
         (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

(o) "Related Entity" has the same meaning as is given to that expression in the Corporation's Law and references to a body corporate include a reference to a trust

(p) "Securitisation Entity" means any Person formed or availed of for the purposes of financing and/or acquiring assets now owned, leased, managed and/or operated by or to be owned, leased, managed and/or operated by the Company or any Related Entity of the Company.

(q) "Trust" means the trust known as the Principal Healthcare Finance Trust constituted by deed of trust dated 11 August 1995, as amended from time to time.

8.2 All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with Australian generally accepted accounting principals, regardless of whether the Company may also prepare statements on a different basis.

9.    INVESTED ASSETS FEE: INCENTIVE FEE

9.1 On or before the twenty-eighth day of each month during the term of this Agreement, the Company must pay to the Advisor, as compensation for the management and advisory services rendered to the Company, a fee at the rate of 0.075% per month of the average of the Aggregate Book Value of the Invested Assets ("Invested Assets Fee") at the beginning and at the end of the next preceding calendar month.

9.2 The annual rate of the Invested Assets Fee shall be 0.90% per annum. Notwithstanding the foregoing, to the extent that Invested Assets include assets held by a Securitisation Entity, the Invested Assets Fee with respect to such assets shall accrue monthly and be paid semi-annually on the date the Securitisation Entity makes a regularly scheduled payment of interest and/or principal. The Invested Assets Fee allowable to such assets, when paid, shall include a pro-rata payment of interest and investment earnings earned by such Securitisation Entity since the preceding payment date.

9.3 On or before the first day of the third calendar month following receipt by the Company of its audited financial statements for the prior year, the Company's auditors (or other third party acceptable to the Advisor and the Company) shall determine whether the Earnings Per Share for the financial year then ended based on weighted shares outstanding, exceeded by at least fifteen percent (15%) the Earnings Per Share for the preceding financial year (the "Target Earnings Per Share")

9.4 In the event the Company shall have achieved Target Earnings Per Share for any financial year, then the Company shall pay to the Advisor within fourteen days after each determination referred to in clause 10.3, an incentive fee equal to two-tenths of one


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         percent (0.02%) of the average of Aggregate Book Value of Invested
         Assets (Incentive Fee). For purposes of the Incentive Fee, the average of Aggregate Book Value of Invested Assets shall be determined as the average of the Aggregate Book Value of Invested Assets on the first day of the financial year and the Aggregate Book Value of Invested Assets on the last day of the financial year.

9.5 Certain expenses and reimbursements described in Sections 13 and 14 of this Agreement may be allocated in part to the account of the Advisor and in part to the account of the Company, as may be agreed by the parties.

10.   STATEMENTS

         Upon request, the Advisor must furnish to the Company not later than the tenth (10th) day of each calendar month, beginning with the second
         (2nd) calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month.

11.   COMPENSATION FOR ADDITIONAL SERVICES

         To the extent that the Company requests the Advisor or any director, officer, partner, or employee of the Advisor or Related Entities of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time.

12.   EXPENSES OF THE ADVISOR

         The Advisor will bear the following expenses, (subject to the allocation provisions of Section 10):

(a) employment expenses of the personnel employed by the Advisor including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses (including fees, salaries, and expenses paid to directors, officers, and employees of the Advisor who are also directors, officers or employees of the Company, when acting in such capacity as directors, officers or employees of the Advisor);

(b) advertising and promotional expenses incurred in seeking investments for the Company;

(c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor;

(d) the cost of any internal accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Company; and



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(e)      miscellaneous  administrative  expenses  relating to performance  by the Advisor of its functions under this Agreement.


13.   EXPENSES OF THE COMPANY

         The Company must pay all of its expenses not assumed by or allocated to the Advisor, including without limitation, the following expenses:

(a)      the cost of money borrowed by the Company;

(b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Company;

(c) legal, auditing, accounting (other than internal accounting), preparing all tax returns, underwriting, brokerage, listing, registration and other fees, printing, engraving and other expenses, and taxes incurred in connection with the insurance, distribution, transfer, registration, and stock exchange listing of the Company's securities;

(d) fees, salaries and expenses paid to directors, officers, and employees of the Company;

(e) fees and expenses paid to independent advisors, independent contractors, mortgage services, consultants, managers, local property managers or management firms, accountants, attorneys and other agents employed by or on behalf of the Company;

(f) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition, and ownership of real estate equity interests, Leases or other property, including the costs of enforcement, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services;

(g)      expenses of maintaining and managing real estate equity interests;

(h)      insurance, as required by the Board (including liability insurance);

(i) the expenses of organising, revising, amending, converting, modifying, or terminating the Company;

(j) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors of the Company to holders of securities of the Company;

(k) All expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;



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(l)      the cost of any outside  auditing  necessary  for  maintaining  the books and records of the Company and the costs for preparing and filing all required tax returns;

(m)      transfer agent's, registrar's and trustee's fees and charges;

(n) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties for services provided to the Company;

(o) out of pocket expenses incurred by the Advisor, arising from the sales of Company properties, including those expenses related to carrying out foreclosure and lease termination proceedings;

(p) costs and expenses associated with risk management (ie., insurance relating to the Company's assets);

(q)      loan refinancing compensation; and

(r) expenses associated with special services requested by the Board pursuant to Section 12 hereof.

14.   OTHER ACTIVITIES OF ADVISOR

14.1 Unless otherwise provided for in this Agreement, the Advisor, its officers, directors, or employees or any of its Related Entities (and such Related Entities officers, directors or employees) may engage in other business activities relating to real estate investments or act as advisor to any other Person, including those with investment policies similar to the Company, and the Advisor and its officers, directors, or employees and any of its Related Entities (and such Related Entities officers, directors or employees) shall be free from any obligation to present to the Company any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plans.

14.2 Nothing in this Agreement shall prevent any director, officer or employee of the Advisor, or any Related Entity (and such Related Entities officers, directors, or employees) from engaging in any other business or from rendering services of any kind to any other Person (including competitive business activities).

14.3 Neither the Company nor its Related Entities, nor their respective directors, officers, or employees, shall act as an advisor to, or agree to act as an advisor to, any other Person with respect to real property located in Australia and used for health care purposes, without the prior written consent of the Board.

14.4 Directors, officers, employees and agents of the Advisor of its Related Entities may serve as directors, employees, agents, nominees or signatories of the Company. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

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15.   TERM; TERMINATION OF AGREEMENT

15.1 This Agreement shall commence on the date hereof ("the Effective Date") and, subject to the automatic extension and early termination provisions of this Agreement, shall continue for a period of seven years ("Termination Date") and continue thereafter unless terminated by either party as set forth below.

15.2 Beginning on the Termination Date and continuing as of each 1 January thereafter, the term of this Agreement will automatically be extended for one additional year unless either party exercises the early termination rights described in the following sentence referred to in subclause 16.3.

15.3 By written notice delivered to the other party not later than 15 November of any calendar year, either party may elect to avoid the automatic extension of the term. For example, if a party gives notice on or before 15 November 2005 of its election to avoid the automatic extension provision of this Agreement, the term of this Agreement would end on 31 December 2005.

15.4 During the ninety (90) day period following a Change in Control, the Company shall have the right to elect to terminate this Agreement, by notice given to the Advisor. Such termination shall be effective one hundred eighty (180) days following the Advisor's receipt of notice of termination from the Company.

15.5 If any director of the Company is an Related Entity of the Advisor, the approval of a majority of the Board not so Related Entity shall be required for the Company to make the election described in subclause 16.4.

15.6 If this Agreement is terminated pursuant to this Section 16, such termination shall be without further liability or obligation of either party to the other as of the Termination Date, except as provided in
         Section 20. In no event shall such termination limit the Advisor's right to indemnification pursuant to Section 21 hereof with respect to any acts or omissions undertaken by Advisor prior to such termination.

16.   AMENDMENTS

         This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein. If any director of the Company is an Related Entity of the Advisor, the approval of a majority of the Board who are not Related Entity shall be required for the Company to amend this Agreement.

17.   DEFAULT, BANKRUPTCY, ETC

17.1 At the option solely of the Board, this Agreement shall be terminated immediately upon written notice of termination from the Board to the Advisor if any of the following events shall occur:



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(a)      if the Advisor breaches any provision of this Agreement, and after notice of breach does not remedy such default within thirty (30) days, or, such longer period as may be appropriate if not susceptible of being remedied within the thirty (30) days; or

(b) if the Advisor shall be adjudged or insolvent by a court of competent jurisdiction, or an order is made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reorganisation, and such adjudication or order shall remain in force or unstayed for a period of sixty (60) days; or

(c) if the Advisor is placed under administrationor for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

17.2     The Advisor agrees that if any of the events specified in subsections
         (b) and (c) of this Section 18.1 occurs, it will give written notice thereof to the Board within seven (7) days after such occurrence. If any director of the Company is an Related Entity of the Advisor, the approval of a majority of the Board who are not so Related Entity shall be required for the Company to give any notice described in this Section.

18.   ASSIGNMENT

18.1 The Advisor may assign this Agreement to any Related Entity of the Advisor, provided that at the time of the assignment the assignee (a) assumes and agrees to be bound by this Agreement; and (b) is controlled by a board of directors, a majority of whom are members of the Board of Directors of the Advisor and (c) has as its chief executive officer the individual who is chief executive officer or chairman of the Advisor. Such an assignment or any other assignment of this Agreement by the Advisor shall bind the assignee thereunder in the same manner as the Advisor is bound hereunder.

18.2 The Advisor may also assign this Agreement to a corporation, association, trust, or other successor organisation which may take over the property and carry on the affairs of the Advisor, provided that following such assignment the persons who controlled the operations of the Advisor immediately prior to the assignment shall control the operation of the successor organisation, including the performance of its duties under this Agreement and they shall be bound by the same restrictions by which they were bound to such assignment.

18.3 This Agreement shall not otherwise be assignable by the Advisor without the prior written consent of the Company. This Agreement shall not be assignable by the Company without the prior written consent of the Advisor, except in the case of any assignment by the Company to a corporation or other organisation which is the successor to the Company, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Company is bound hereby.



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19.   ACTION UPON TERMINATION

19.1 From the effective date of termination of this Agreement, pursuant to Sections 16, 18 and 19 the Advisor shall not be entitled to compensation for further services but shall be paid all compensation accruing to the date of termination. The Advisor shall be deemed to have earned one-twelfth of the Incentive Fee of each full calendar month during which it provides services to the Company under this Agreement. The Advisor shall forthwith upon such termination:

(a) pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement;

(b) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of any moneys held by it, covering the period following the date of the last accounting furnished to the Board; and

(c) deliver to the Board all property and documents of the Company then in the custody of the Advisor.

19.2 For a period of one year following the date of termination of this Agreement, neither the Company nor any Related Entity of the Company shall, directly or indirectly, offer employment (including, but not limited to consulting arrangements) to any employee of the Advisor or any Related Entity of the Advisor without the prior written consent of the Advisor, which consent may be freely withheld.

20.   LIMITS OF ADVISOR RESPONSIBILITY

20.1 The Advisor assumes no responsibility other than to render the services described herein in good faith and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendation of the Advisor. The Advisor, its shareholders, directors, officers, agents, employees and Related Entities will not be liable to the Company, its shareholders, or others, except by reason of acts constituting bad faith, wilful or wanton misconduct or gross negligence.

20.2 The Company shall reimburse, indemnify and hold harmless the Advisor, its shareholders, directors, officers, agents and employees and its Related Entities for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever in respect to or arising from any acts or omissions of the Advisor undertaken in good faith and in accordance with the standard set forth above pursuant to the authority granted to it by this Agreement.

                                       14
21.   NOTICES

21.1 Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be effectively when transmitted by telecopier, delivered or, in the case of mailed notice or notice sent by overnight courier, upon receipt thereof as conclusively evidenced by the signed receipt thereafter by being delivered at the end addresses of the parties thereto:

                  THE BOARD AND/OR THE COMPANY:

                  Principal Healthcare Finance Pty Limited
                  c/o Phillips Fox
                  255 Elizabeth Street
                  Sydney, New South Wales
                  Attention:    Kevin Moss/ Bill Chapman
                  Telephone:    (02) 9286 8000
                  Fax:          (02) 9283 4144


                  THE ADVISOR:

                  Omega (Australia) Pty Limited
                  c/o Phillips Fox
                  255 Elizabeth Street
                  Sydney, New South Wales
                  Attention: Kevin Moss/Bill Chapman
                  Facsimile: (612) 9283 4144


                  with a copy, in the case of both the Company and the Advisor, to:

                  Omega Worldwide, Inc,
                  900 Victors Way, Suite 345
                  Ann Arbor,  MI 48103
                  Attention: Essel W Bailey, Jr -  President
                  Telephone:    (313) 747-9790
                  Fax:  (734) 887 0301

                  and to:

                  Omega (UK) Limited
                  145 Cannon Street, London, EC4N 5 BP
                  Attention: James P. Flaherty
                  Telephone:  (171) 929 3444
                  Facsimile:   (171) 929 3555

21.2 Each party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 22.

22.   HEADINGS

         The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

23.   GOVERNING LAW; CONSENT TO JURISDICTION

         This agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of New South Wales. The Company consents to in personam jurisdiction before the state and federal courts in New South Wales and agrees that all disputes concerning this agreement may be litigated, in Advisor's sole discretion and at Advisor's sole election, only in courts located in New South Wales. The company agrees that service of process may be effected upon in under any method permissible under the laws of New South Wales and irrevocably waives any objection to venue in the state or federal courts of New South Wale].

24.   JOINDER

         The Company shall cause each Related Entity and Securitisation Entity to join in this Agreement for purposes of determining the Invested Assets Fees and Incentive Fees payable to the Advisor under this Agreement.

25.   ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and cancels any pre-existing agreements with respect to such subject matter.

    EXECUTED AS AN AGREEMENT



Signed for and on behalf of PRINCIPAL HEALTHCARE FINANCE PTY LIMITED in the presence of:



 . . . . . . . . . . . . . . . . . .       .  .  .  . . . . . . . . . . . . . . .

Signature of witness                      Signature of authorised person


 . . . . . . . . . . . . . . . . . .       .  .  .  . . . . . . . . . . . . . . .

Name of witness (print)                     Name of authorised person (print)




Signed for and on behalf of OMEGA (AUSTRALIA) PTY LIMITED in the presence of:



 . . . . . . . . . . . . . . . . . .       .  .  .  . . . . . . . . . . . . . . .

Signature of witness                      Signature of authorised person


 . . . . . . . . . . . . . . . . . .       .  .  .  . . . . . . . . . . . . . . .

Name of witness (print)                     Name of authorised person (print)

         -----------------------------------------------------------------------

                               ADVISORY AGREEMENT



                    PRINCIPAL HEALTHCARE FINANCE PTY LIMITED



                          OMEGA (AUSTRALIA) PTY LIMITED

         -----------------------------------------------------------------------







                                [GRAPHIC OMITTED]


                 255 Elizabeth Street Sydney NSW 2000 Australia

              Tel +61 2 9286 8000 Fax +61 2 9283 4144 DX 107 SYDNEY


                  Email: postmaster@sydney.PhillipsFox.com.au
                    WWW site: http://www.PhillipsFox.com.au

                                 Ref:WGC:940906

                                    CONTENTS


                           1. DUTIES OF THE ADVISOR 1

                      2. NO PARTNERSHIP OR JOINT VENTURE 3

                                  3. RECORDS 4

                               4. BANK ACCOUNTS 4

                                   5. BOND 4

                     6. INFORMATION FURNISHED TO ADVISOR 4

                          7. CONSULTATION AND ADVICE 5

                      8. ANNUAL BUSINESS PLAN AND BUDGET 5

                                9. DEFINITIONS 5

                    10. INVESTED ASSETS FEE: INCENTIVE FEE 8

                                11. STATEMENTS 9

                   12. COMPENSATION FOR ADDITIONAL SERVICES 9

                         13. EXPENSES OF THE ADVISOR 9

                         14. EXPENSES OF THE COMPANY 10

                       15. OTHER ACTIVITIES OF ADVISOR 11

                     16. TERM; TERMINATION OF AGREEMENT 12

                               17. AMENDMENTS 13

                        18. DEFAULT, BANKRUPTCY, ETC 13

                               19. ASSIGNMENT 14

                         20. ACTION UPON TERMINATION 14

                    21. LIMITS OF ADVISOR RESPONSIBILITY 15

                                 22. NOTICES 16

                                23. HEADINGS 17

                 24. GOVERNING LAW; CONSENT TO JURISDICTION 17

                                 25. JOINDER 17

                            26. ENTIRE AGREEMENT 17